Exhibit 10.2

Execution Version

SECURITY AGREEMENT

SECURITY AGREEMENT, dated as of December 18, 2023, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of ARES CAPITAL CORPORATION (“Ares”), a Maryland corporation, as collateral agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”), acting pursuant to this Agreement for the benefit of the Secured Parties (as defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among ADMA BIOLOGICS, INC., a Delaware corporation (“ADMA”, a “Borrower” and “Administrative Borrower”), ADMA BIOMANUFACTURING, LLC, a Delaware limited liability company (“ADMA BioManufacturing”), ADMA PLASMA BIOLOGICS, INC., a Delaware corporation (“ADMA Plasma”), ADMA BIOCENTERS GEORGIA INC., a Delaware corporation (“ADMA Georgia”, collectively with ADMA, ADMA BioManufacturing and ADMA Plasma, the “Borrowers”), the other Credit Parties from time to time party thereto, the lenders from time to time party thereto (each, a “Lender” and, collectively, the “Lenders”), Ares, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties, and ACF FINCO I LP, a Delaware limited partnership (“ACF”), as revolving agent for the Revolving Lenders (in such capacity, together with its successors and assigns in such capacity, the “Revolving Agent”), the Lenders have severally agreed to make Loans to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to a Guarantee Agreement (as defined in the Credit Agreement), the Guarantors are required to guarantee the payment and performance of each Borrower’s obligations and liabilities under the Credit Agreement as more fully set forth therein;

WHEREAS, each of the Grantors is a member of an affiliated group of companies that includes each other;

WHEREAS, each Grantor is engaged in related businesses, and each Grantor will derive substantial direct and indirect benefits from the making of the Loans and other financial accommodations under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make and continue making their respective Loans to the Borrowers under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Collateral Agent for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent, the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make and continue making their respective Loans to the Borrowers thereunder, each Grantor hereby agrees with the Collateral Agent, for the benefit of the Secured Parties, as follows:

SECTION 1.  DEFINED TERMS

1.1.        Definitions.  (a)  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the UCC are used herein as so defined (and if defined in more than one Article of the UCC, shall have the meaning given to such term in Article 9 thereof): Account, Certificated Security, Chattel Paper, Commercial Tort Claim, Contract, Document, Equipment, Farm Product, General Intangible, Goods, Instrument, Inventory, Letter-of-Credit Right and Supporting Obligation.  All other terms used herein without definition which are not defined in the Credit Agreement shall have the definitions given therefor in the UCC.

(b)          The following terms shall have the following meanings:

“Agreement” shall mean this Security Agreement, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Collateral” shall have the meaning set forth in Section 2.1.

“Collateral Account” shall mean any collateral account established by the Collateral Agent as provided in Sections 5.1 or 5.4.

“Copyrights” shall mean, with respect to any Grantor, (a) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in Schedule 5, as such schedule may be amended from time to time), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (b) the right to obtain all renewals thereof.

“Copyright Licenses” shall mean any agreement, whether written or oral, naming any Grantor as licensor or licensee (including, without limitation, those listed in Schedule 5, as such schedule may be amended from time to time), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

“Deposit Account” shall, with respect to any Grantor, have the meaning set forth in the UCC and, in any event, include, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Domain Name” shall mean all internet domain name registrations.

“Excluded Collateral” shall have the meaning set forth in Section 2.2.

“Guarantor Obligations” shall mean, with respect to each Guarantor, such Guarantor’s guarantee of “Obligations” (as defined under the Credit Agreement) under the Guarantee Agreement.

“Guarantors” shall mean, collectively, each Grantor other than a Borrower.

“Intellectual Property” shall mean, with respect to any Grantor, collectively, all rights, priorities and privileges (including, without limitation, any IP Ancillary Rights) relating to intellectual property, now owned or hereafter acquired and owned by such Grantor, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note” shall mean any promissory note evidencing loans made by any Grantor to any other Grantor or to any Subsidiary of any Grantor.

“Investment Property” shall mean, with respect to any Grantor, collectively, (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC and (b) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“IP Ancillary Rights” means, with respect to any Intellectual Property, as applicable, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of, such Intellectual Property, and, in each case, all rights to obtain any other IP Ancillary Right throughout the world.

“Issuers” shall mean, collectively, each issuer of any Investment Property.

“Patents” shall mean, with respect to any Grantor, (a) all letters patent of the United States, and any other jurisdiction, country or any political subdivision thereof, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in Schedule 5, as such schedule may be amended from time to time, (b) all applications for letters patent of the United States and any other jurisdiction, country or any political subdivision thereof, all foreign counterparts to, and all divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions thereof, including, without limitation, any of the foregoing referred to in Schedule 5, as such schedule may be amended from time to time, and (c) all rights to obtain any foreign counterparts to, divisionals, reversions, continuations, continuations-in-part, reissues, reexaminations, renewals and extensions of the foregoing.

“Patent License” shall mean all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in Schedule 5, as such schedule may be amended from time to time.

“Pledged Notes” shall mean all promissory notes listed on Schedule 1, as such schedule may be amended from time to time, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Stock” shall mean the shares of Capital Stock listed on Schedule 4, as such schedule may be amended from time to time, together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect, in each case, except to the extent constituting Excluded Collateral.

“Proceeds” shall mean all “proceeds” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable” shall mean any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Secured Obligations” shall mean (a) in the case of the Borrowers, the “Obligations” as defined in the Credit Agreement and (b) in the case of the Guarantors, the Guarantor Obligations.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Termination Date” shall mean the date on which (a) the Loans and the other Secured Obligations (other than Unasserted Contingent Obligations) shall have been paid in full in cash in accordance with the terms of the Credit Agreement and the other Credit Documents and (b) the Commitments have been terminated.

“Trade Secrets” mean, with respect to any Grantor, all right, title and interest (and any related IP Ancillary Rights) arising under any Applicable Law in or relating to proprietary, confidential and/or non-public information, however documented, including but not limited to confidential ideas, know-how, concepts, methods, processes, formulae, reports, data, customer lists, mailing lists, business plans and all other trade secrets.

“Trademarks” shall mean, with respect to any Grantor, (a) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in Schedule 5, as such schedule may be amended from time to time, and (b) the right to obtain all extensions or renewals thereof, in each case, except to the extent constituting Excluded Collateral.

“Trademark License” shall mean any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in Schedule 5, as such schedule may be amended from time to time.

“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York, as amended or modified from time to time; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of, or remedies with respect to, any Collateral is governed by the Uniform Commercial Code as enacted and in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean Uniform Commercial Code as enacted and in effect in such other jurisdiction solely for purposes of the provisions hereof relating to such perfection, priority or remedies.

“Unasserted Contingent Obligations” shall mean, at any time, Secured Obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no assertion of liability (whether oral or written) and no claim or demand for payment or indemnification (whether oral or written) has been made.

1.2.          Other Definitional Provisions.  (a)  The words “hereof”, “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b)          The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.  Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2.  GRANT OF SECURITY INTEREST

2.1.       Each Grantor hereby pledges and collaterally assigns to the Collateral Agent, and hereby grants to the Collateral Agent, for the benefit of the Secured Parties, a security interest in all of its personal property and other assets, whether now owned, existing or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest, including, without limitation, all of the following property, wherever located (collectively, the “Collateral”), as collateral security for the prompt and complete payment in full in cash and performance when due (whether at the stated maturity, by acceleration or otherwise) of its Secured Obligations:

(a)           all Accounts;

(b)                          all cash and currency;

(c)                           all Chattel Paper;

(d)                           all Contracts and Contract Rights;

(e)                           all Deposit Accounts, Securities Accounts, and Commodities Accounts;

(f)                            all Documents;

(g)                          all Equipment;

(h)                          all Financial Assets;

(i)                            all Fixtures;

(j)                            all General Intangibles (including Payment Intangibles);

(k)                          all Instruments;

(l)                            all Intellectual Property;

(m)                       all Inventory;

(n)                          all Investment Property, Pledged Notes, and Pledged Stock;

(o)                          all Letter-of-Credit Rights;

(p)                          all Domain Names;

(q)        all Goods and other property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

(r)         all income, royalties, proceeds and liabilities at any time due or payable or asserted under or with respect to any Intellectual Property, including all rights to sue or recover at law or in equity for any past, present or future infringement, misappropriation, dilution or violation of any Intellectual Property;

(s)                          all books and records pertaining to the Collateral;

(t)          all Commercial Tort Claims listed on Schedule 6, as such schedule may be amended from time to time, or described in any notice sent pursuant to Section 4.9;

(u)        to the extent not otherwise included, all Proceeds, Accessions to, substitutions and replacements for, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

(v)         any Grantor’s rights under any agreement, including without limitation, such Grantor’s rights to claim a reversionary interest in any Intellectual Property pursuant to an underlying agreement; and

(w)        to the extent not covered by clauses (a) through (w) of this sentence, all other assets, personal property and rights of such Grantor, whether tangible or intangible.

2.2.        Notwithstanding the foregoing, “Collateral” (or any component defined term comprising thereof) shall not include, and the representations and covenants herein or any other Credit Document shall not apply to, the following (such items, the “Excluded Collateral”):

(a)          (i) more than 65% of the Voting Stock of each Foreign Subsidiary or Domestic Holding Company directly held by any Grantor if to do would cause material adverse tax consequences for such Grantor; provided that, immediately upon any amendment of the Code that would allow the pledge of a greater percentage of such Voting Stock without material adverse tax consequences, “Collateral” shall include such greater percentage of Voting Stock of such Foreign Subsidiary or Domestic Holding Company, as applicable; and (ii) any assets of a Foreign Subsidiary or Domestic Holding Company;

(b)          any rights or interests in any lease, license, contract, or agreement, as such or the assets subject thereto if under the terms of such lease, license, contract, or agreement, or Applicable Law with respect thereto, the valid grant of a Lien therein or in such assets to Collateral Agent (x) is prohibited by, or constitutes a breach or default under, or results in the termination of, or gives rise to any right of acceleration, modification or cancellation of a third party (other than any Grantor, Affiliate or Subsidiary of a Grantor) under, such lease, license, contract, or agreement or requires consent of the other party (other than any Grantor, Affiliate or Subsidiary of a Grantor) to such lease, license, contract or agreement and such prohibition, breach, default or termination has not been or is not waived or the consent of the other party has not been or is not otherwise obtained (and for avoidance of doubt, no Grantor shall be required to seek consent of any such other party) or (y) is prohibited by or is a violation under Applicable Law and such prohibition or violation cannot be or has not been waived; provided, however, in each case, the foregoing exclusions shall in no way be construed (i) to apply if any such prohibition or restriction would be rendered ineffective under the UCC (including Sections 9-406, 9-407 and 9-408 thereof) or other Applicable Law (including the United States Bankruptcy Code) or principles of equity, (ii) so as to limit, impair or otherwise affect the Collateral Agent’s unconditional continuing Liens upon any rights or interests of any Grantor in or to the Proceeds thereof (including proceeds from the sale, license, lease or other disposition thereof), including monies due or to become due under any such lease, license, contract, or agreement (including any Accounts or other Receivables) to the extent such Proceeds are not themselves Excluded Collateral, or (iii) to apply at such time as the condition causing such prohibition or restriction shall be remedied and, to the extent severable, “Collateral” shall include any portion of such lease, license, contract, agreement or assets subject thereto that does not result in such prohibition or restriction;

(c)         Capital Stock in any joint venture or Subsidiary that is not a wholly owned Subsidiary to the extent that granting a pledge of or a security interest in such Capital Stock under the Security Documents would not be permitted by the terms of such joint venture or such Subsidiary’s Organization Documents;

(d)         any United States intent-to-use trademark applications or intent-to-use service mark applications to the extent and for so long as the grant of a security interest therein would impair the validity or enforceability of, or render void or voidable or result in the cancellation of, a Credit Party’s right, title or interest therein or any trademark or service mark issued as a result of such application under applicable Federal law;

(e)          assets in circumstances where the Administrative Agent and the Administrative Borrower reasonably agree that the cost of obtaining or perfecting a security interest under the Credit Documents in such assets is excessive in relation to the benefit to the Secured Parties afforded thereby;

(f)          any motor vehicles and any other assets subject to a certificate of title (other than proceeds thereof), to the extent a security interest in such motor vehicles or other assets cannot be perfected solely by filing a UCC financing statement;

(g)          (i) any fee-owned Real Property that is not Material Real Property and (ii) any other Real Property in which the Grantors do not have a fee simple interest;

(h)         margin stock and any Capital Stock of any Excluded Subsidiary (other than any Subsidiary that is an Excluded Subsidiary solely by virtue of clause (6) of the definition thereof);

(i)        any lease, license or agreement or any property subject to a purchase money security interest, capital lease obligation or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money, capital lease or similar arrangement or create a right of termination in favor of any other party thereto (other than a Grantor) after giving effect to the applicable anti-assignment provisions of the UCC and other applicable law; and

(j)           all Excluded Accounts;

provided, however, that if and when any property shall cease to be Excluded Collateral, a Lien on and security interest in such property shall be deemed granted therein.

SECTION 3.  REPRESENTATIONS AND WARRANTIES

To induce the Collateral Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make and continue to make their respective Loans to the Borrowers thereunder, each Grantor hereby represents and warrants to each Secured Party that:

3.1.        Representations in Credit Agreement.  All representations and warranties set forth in Article VII of the Credit Agreement which relate to or are contemplated to be made by any Credit Party (other than a Borrower) are hereby incorporated herein by reference, are true and correct as of the date on which such representations and warranties are made or deemed made pursuant to the Credit Agreement, and each Secured Party shall be entitled to rely on each of them as if they were fully set forth herein.

3.2.         Title; No Other Liens.  No financing statement or other public notice or record of a Lien with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement or as are expressly permitted by the terms of the Credit Agreement.  For the avoidance of doubt, it is understood and agreed that any Grantor may, in the ordinary course of its business, grant non-exclusive licenses to third parties to use Intellectual Property owned or developed by a Grantor.  For purposes of this Agreement and the other Credit Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property.

3.3.        Jurisdiction of Organization; Chief Executive Office.  Each Grantor represents and warrants to the Secured Parties as follows: (a) such Grantor’s exact legal name is that indicated on Schedule 2 and on the signature page hereof, (b) such Grantor is an organization of the type, and is organized in the jurisdiction, set forth on Schedule 2, (c) Schedule 2 accurately sets forth such Grantor’s organizational identification number or accurately states that such Grantor has none, (d) Schedule 2 accurately sets forth such Grantor’s place of business or, if more than one, its chief executive office, as well as the location of such Grantor’s books and records and such Grantor’s mailing address, if different, and (e) there has been no change in any of such information since the date of this Agreement except as has been previously disclosed to the Collateral Agent to the extent required by Section 4.4.

3.4.         Perfected Priority Liens.  The security interests granted pursuant to this Agreement upon completion of the filings and other actions specified on Schedule 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Collateral Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, as collateral security for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of each Grantor and any Persons purporting to purchase any Collateral from any Grantor and are prior to all other Liens on the Collateral except for Permitted Liens which, pursuant to the terms of the Credit Agreement, are permitted to have priority over Collateral Agent’s Liens thereon.

3.5.         Investment Property.

(a)        As more fully set forth on Schedule 4 and subject to Section 2.2, the shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor.

(b)          All the shares of the Pledged Stock issued by any Subsidiary of any Grantor have been duly and validly issued and are fully paid and nonassessable.

(c)          Each of the Pledged Notes issued by any Subsidiary of any Grantor constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d)        Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Investment Property pledged by it hereunder, prior to all other Liens on such Collateral except for Permitted Liens.

(e)          As of the Closing Date, subject to Section 8.16 of the Credit Agreement, all existing certificates representing Pledged Stock pledged by such Grantor hereunder, accompanied by instruments of transfer and undated stock powers endorsed in blank, have been delivered to the Collateral Agent in accordance with Section 4.5 and the Credit Agreement.

(f)          All Pledged Stock that is issued by an Issuer that is a corporation is represented by a certificate and constitutes a “security” subject to Article 8 of the UCC (except, solely with respect to any Issuer that is a Foreign Subsidiary, to the extent otherwise disclosed on Schedule 4).  None of the Pledged Stock that is issued by an Issuer that is not a corporation (i) is dealt in or traded on a securities exchange or in a securities market, (ii) (x) by its terms is silent on whether such Pledged Stock is or is not a “security” governed by Article 8 of the UCC or by its terms expressly provides that it is not a “security” governed by Article 8 of the UCC and, in either case, is evidenced by certificates or (y) by its terms expressly provides that it is a “security” governed by Article 8 of the UCC unless certificates evidencing such Pledged Stock have been delivered to Collateral Agent, (iii) is an investment company security, or (iv) is held in a Securities Account not subject to a Securities Account control agreement.

3.6.         Instruments, Promissory Notes and Chattel Paper.

(a)          No Indebtedness owed to any Grantor in excess of $250,000 is evidenced by one or more Instruments (other than checks received in the ordinary course of business), promissory notes or Chattel Paper which has not been delivered, together with instruments of transfer with respect thereto endorsed in blank, to the Collateral Agent.

(b)          Subject to the provisions set forth herein and in the Credit Agreement, all Indebtedness (i) by a Grantor to any other Grantor or (ii) by a Grantor to any Subsidiary of a Grantor that is not a Grantor in excess of $250,000 is evidenced by one or more Intercompany Notes, and such notes have been delivered, together with instruments of transfer with respect thereto endorsed in blank, to the Collateral Agent.

3.7.         Intellectual Property.

(a)          Schedule 5 lists all items of registered Intellectual Property and applications for registered Intellectual Property owned by such Grantor in its own name.

(b)          All registered Intellectual Property material to the business of such Grantor and described on Schedule 5 is subsisting and unexpired and, to the knowledge of such Grantor, valid and enforceable, and no such registered Intellectual Property of such Grantor has been abandoned.

(c)          [Reserved].

(d)         No holding, decision or judgment has been rendered by any Governmental Authority which would, in any respect, limit, cancel or question the validity of, or such Grantor’s rights in, any Intellectual Property material to the conduct of any Grantor’s business.

(e)          No action or proceeding is pending, or, to the knowledge of such Grantor, threatened, (i) seeking to limit, cancel or question the validity of any Intellectual Property material to the conduct of any Grantor’s business, or such Grantor’s ownership interest therein, or (ii) which, if adversely determined, is reasonably likely to have a Material Adverse Effect on any Intellectual Property material to the conduct of any Grantor’s business.

3.8.         Commercial Tort Claims.

(a)          No Grantor has rights in any Commercial Tort Claim for an amount in excess of $250,000 with respect to any one claim, except as set forth on Schedule 6.

(b)          Upon the granting to Collateral Agent of a security interest in any Commercial Tort Claim pursuant to Section 4.9, such security interest will constitute a valid perfected security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, as Collateral for the Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor, which security interest shall be prior to all other Liens on such Collateral except for Permitted Liens.

SECTION 4.  COVENANTS

Each Grantor hereby covenants and agrees with the Secured Parties that, from and after the date of this Agreement until the Termination Date:

4.1.        Covenants in Credit Agreement.  Such Grantor (other than a Borrower) shall (a) do each of the things set forth in the Credit Agreement that a Credit Party agrees and covenants to do and/or, in the case of each Grantor that is a Subsidiary, that a Credit Party agrees and covenants to cause its Subsidiaries and/or any Guarantor to do, and (b) not do each of the things set forth in the Credit Agreement that a Credit Party agrees and covenants not to do and/or, in the case of each Grantor that is a Subsidiary, that a Credit Party agrees and covenants to cause its Subsidiaries and/or any Guarantor not to do, in each case, fully as though such Grantor was a party thereto, and such agreements and covenants are incorporated herein by this reference, mutatis mutandis.

4.2.         Delivery of Instruments, Promissory Notes, Chattel Paper and Electronic Chattel Paper.

(a)          Without limiting Section 4.5, if any amount in excess of $250,000 individually and $500,000 in the aggregate for all such Collateral, payable under or in connection with any Collateral shall be or become evidenced by an Instrument (other than checks received in the ordinary course of business), promissory note or tangible Chattel Paper, such Instrument, promissory note or tangible Chattel Paper shall promptly (and in any event no later than five (5) Business Days, or such longer period as the Collateral Agent may agree in its sole discretion) be delivered to the Collateral Agent, together with such instruments of transfer with respect thereto endorsed in blank as the Collateral Agent may reasonably request, to be held for the benefit of the Secured Parties, as Collateral under this Agreement.

(b)         If any amount in excess of $250,000 individually and $500,000 in the aggregate payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by electronic chattel paper, such Grantor shall notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall promptly take all steps reasonably necessary to grant the Collateral Agent control of all such electronic chattel paper for the purposes of Section 9-105 of the UCC (or any similar section under any equivalent UCC) and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act, promptly (and in any event no later than five (5) Business Days, or such longer period as the Collateral Agent may agree in its sole discretion) after such Collateral is acquired or created.

(c)         All Indebtedness with a principal amount in excess of $250,000 of such Grantor or any of its Subsidiaries that is owing to any other Grantor and that is evidenced by one or more Intercompany Notes shall promptly (and in any event no later than five (5) Business Days, or such longer period as the Collateral Agent may agree in its sole discretion) be delivered to the Collateral Agent, together with such instruments of transfer with respect thereto endorsed in blank as the Collateral Agent may reasonably request, to be held for the benefit of the Secured Parties, as Collateral under this Agreement.

4.3.         Maintenance of Perfected Security Interest; Further Documentation.

(a)         Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest and having at least the priority, in each case, as described in Section 3.4 and use commercially reasonable efforts to defend such security interest against the material claims and demands of all Persons whomsoever (subject to the claims of any holders of Permitted Liens).

(b)          At any time and from time to time, to the extent required under and/or consistent with the terms of this Agreement, upon the written request of the Collateral Agent, and at the sole expense of such Grantor, such Grantor will promptly, and in any event no later than five (5) Business Days, or such longer period as the Collateral Agent may agree in its sole discretion, duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the UCC (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

(c)          [Reserved].

(d)          Such Grantor shall file all reports and other information now or hereafter required to be filed by such Grantor with the United States Securities and Exchange Commission and any other state, federal or foreign agency in connection with the ownership of the Pledged Stock of such Grantor.

4.4.        Changes in Locations, Name, etc.  Such Grantor shall provide notice within five (5) Business Days (or such longer period as the Collateral Agent may agree in its sole discretion) to the Collateral Agent following taking the actions described under clauses (a) and (b) below:

(a)         change the location of its chief executive office, sole place of business or location where it keeps its books and records from that referred to in Section 3.3; or

(b)          change its legal name, jurisdiction of organization, type of organization, identity or corporate structure.

4.5.         Investment Property.

(a)          If such Grantor shall be or become entitled to receive or shall receive any certificate in respect of any Pledged Stock (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization of such Pledged Stock), option or rights in respect of any Pledged Stock, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Secured Parties, hold the same for the benefit of the Secured Parties and promptly (and in any event no later than five (5) Business Days, or such longer period as the Collateral Agent may agree in its sole discretion) deliver the same forthwith to the Collateral Agent in the exact form received, duly endorsed by such Grantor to the Collateral Agent, if required, together with an undated stock transfer power covering such certificate duly executed in blank by such Grantor and otherwise in form and substance reasonably satisfactory to Collateral Agent, to be held by the Collateral Agent as additional Collateral for the Secured Obligations.

(b)          Other than to the extent otherwise permitted under the Credit Agreement, such Grantor shall not grant “control” (within the meaning of such term under Article 9-106 of the UCC) over any Investment Property to any Person other than the Collateral Agent.

(c)          In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it and (ii) the terms of Sections 5.3(c) and 5.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 5.3(c) with respect to the Investment Property issued by it.

(d)          Grantors shall (x) cause any Pledged Stock that is issued by an Issuer that is a corporation to be and to continue to be represented by a certificate and to constitute and to continue to constitute a “security” subject to Article 8 of the UCC (except, solely with respect to any Issuer that is a Foreign Subsidiary, to the extent otherwise disclosed on Schedule 4) and (y) not cause any Pledged Stock that is issued by an Issuer that is not a corporation to (i) be dealt in or traded on a securities exchange or in a securities market, (ii) be an investment company security, (iii) be held in a Securities Account not subject to a Securities Account control agreement or (iv) (x) be, by its terms, silent on whether such Pledged Stock is or is not a “security” governed by Article 8 of the UCC or by its terms expressly provide that it is not a “security” governed by Article 8 of the UCC if, in either case, such Pledged Stock is evidenced by certificates, or (y) by its terms expressly provide that it is a “security” governed by Article 8 of the UCC unless certificates evidencing such Pledged Stock have been delivered to Administrative Agent in accordance with Section 4.5(a) hereof.

4.6.        [Reserved].

4.7.        Intellectual Property.  With respect to each item of Intellectual Property in the Collateral referenced below that is material to the conduct of any Grantor’s business:

(a)          With respect to each such Trademark material to such Grantor’s business, such Grantor (either itself or through licensees) will, in its reasonable business judgment, to the extent necessary or useful in the conduct of its business, (i) continue to use each such Trademark on each and every trademarked class of goods applicable to its then current lines of products and services as reflected in its current catalogs, brochures, price lists and other sales materials to the extent necessary to maintain such Trademark in full force and effect free from any reasonable claim of abandonment for non-use, (ii) maintain the quality of products and services offered under each such Trademark, (iii) reasonably use each such Trademark with the appropriate notice of registration and all other notices and legends required by Applicable Laws, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of any such Trademark unless the Collateral Agent, for the benefit of the Secured Parties, shall obtain a perfected security interest in such mark pursuant to this Agreement and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such Trademark is reasonably likely to become invalidated or materially impaired in any way.

(b)          Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any such Patent material to such Grantor’s business is reasonably likely to become forfeited, abandoned or dedicated to the public.

(c)          Such Grantor (either itself or through licensees) (i) will employ each such Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or omit to do any act whereby any such Copyright material to such Grantor’s business is reasonably likely to become invalidated or otherwise impaired.  Such Grantor will not (either itself or through licensees), do any act whereby any such Copyright material to such Grantor’s business may fall into the public domain (other than by expiration).

(d)          Such Grantor (either itself or through licensees) will not do any act that knowingly infringes the intellectual property rights of any other Person.

(e)         Such Grantor will in its reasonable business judgment, to the extent necessary or useful in the conduct of its business, take all reasonably necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of such Intellectual Property material to such Grantor’s business, including, without limitation, paying of maintenance fees, filing of applications for renewal, affidavits of use and affidavits of incontestability.

(f)         Such Grantor shall take the actions reasonably necessary to protect the confidentiality of Trade Secrets material to such Grantor’s business and its rights therein.

(g)          Such Grantor shall notify the Collateral Agent reasonably promptly if it knows that any United States Patent, Trademark or Copyright, owned by such Grantor and that is material Intellectual Property, and is the subject of an application or registration, has or is reasonably likely to become abandoned, lost or dedicated to the public (except by expiration), or of any materially adverse and final determination (including the institution of, or any such materially adverse and final determination in, any proceeding in the United States Patent and Trademark Office or United States Copyright Office, as applicable, in connection with the prosecution of any application for issuance of a Patent or registration of a Trademark or Copyright) regarding such Grantor’s ownership of any such Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

(h)          Such Grantor agrees that, should it obtain an ownership or other interest in any Intellectual Property that constitutes Collateral, (i) the provisions of this Agreement shall automatically apply thereto and (ii) any such Intellectual Property shall automatically become Intellectual Property subject to the terms and conditions of this Agreement, except, with respect to each (i) and (ii) above, if such interest in Intellectual Property is obtained under a license from a third party under which the grant of a security interest would not be permitted.

4.8.       Intellectual Property Filing.  Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the issuance or registration of any Intellectual Property with the United States Patent and Trademark Office or the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Collateral Agent together with the delivery of the compliance certificate as required by Section 8.01(d) of the Credit Agreement. Upon the reasonable request of the Collateral Agent, such Grantor shall execute and deliver promptly (and in any event no later than five (5) Business Days, or such longer period as the Collateral Agent may agree in its sole discretion) in recordable form, any and all agreements, instruments, documents, and papers as the Collateral Agent may request to evidence the Collateral Agent’s Lien on any United States issued Patent, registered Copyright or registered Trademark or any application therefor owned by such Grantor and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

4.9.       Commercial Tort Claims.  If such Grantor shall obtain an interest in any Commercial Tort Claim for an amount in excess of $250,000 with respect to any one claim, such Grantor shall promptly (and in any event within five (5) Business Days, or such longer period as the Collateral Agent may agree in its sole discretion, after obtaining such Commercial Tort Claim) notify the Collateral Agent in writing, and upon the request of the Collateral Agent, promptly (and in any event within five (5) Business Days, or such longer period as the Collateral Agent may agree in its sole discretion, after such request) amend Schedule 6 and hereby authorizes the Collateral Agent to do such acts or things deemed reasonably necessary or desirable by the Collateral Agent to give the Collateral Agent a first priority (subject only to Permitted Liens) perfected security interest in any such Commercial Tort Claim.  Without limiting the foregoing, such Grantor agrees that the notice described in the first sentence of this Section 4.9 shall constitute the grant to Collateral Agent by such Grantor of a first priority (subject only to Permitted Liens) security interest in the Commercial Tort Claim described therein.

4.10.      Letter-of-Credit Rights.  If any Grantor is, now or at any time hereafter, a beneficiary under a letter of credit having a face amount of $250,000 individually or $500,000 or more for all such letters of credit, such Grantor shall promptly (and in any event no later than five (5) Business Days, or such longer period as the Collateral Agent may agree in its sole discretion)  notify the Collateral Agent thereof and, at the request and option of the Collateral Agent, such Grantor shall promptly, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (a) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Collateral Agent of the proceeds of the letter of credit, or (b) arrange for the Collateral Agent to become the transferee beneficiary of the letter of credit, with the Collateral Agent agreeing, in each case, that the proceeds of the letter of credit are to be applied as provided in the Credit Agreement.

4.11.      Further Assurances; Pledge of Instruments.  At the sole expense of such Grantor, such Grantor shall promptly and duly execute and deliver any and all such further instruments and documents and take such further action as the Collateral Agent may reasonably request to obtain the full benefits of this Agreement and of the rights and powers herein granted, which shall in any case include, but shall not be limited to: (a) [reserved], (b) authorizing the filing of and delivering and causing to be filed any financing or continuation statements under the UCC with respect to the security interests granted hereby, (c) filing or reasonably cooperating with the Collateral Agent in filing any forms or other documents required to be recorded with the United States Patent and Trademark Office, the United States Copyright Office.

SECTION 5.  REMEDIAL PROVISIONS

5.1.         Certain Matters Relating to Receivables.

(a)         After the occurrence and during the continuance of an Event of Default, (i) the Collateral Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Collateral Agent may require in connection with such test verifications, and (ii) upon the Collateral Agent’s request and at the expense of the relevant Grantor, such Grantor shall promptly cause independent public accountants or others satisfactory to the Collateral Agent to furnish to the Collateral Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b)         The Collateral Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and the Collateral Agent may curtail or terminate said authorization at any time after the occurrence and during the continuance of an Event of Default.  If required by the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two (2) Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to the Collateral Agent if required, in a Collateral Account maintained under the sole dominion and control of the Collateral Agent, subject to withdrawal by the Collateral Agent for the account of the Secured Parties only as provided in Section 5.5, and (ii) until so turned over, shall be held by such Grantor for the benefit of the Secured Parties, segregated from other funds of such Grantor.  Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c)          At the Collateral Agent’s reasonable request after the occurrence and during the continuance of an Event of Default, each Grantor shall promptly deliver to the Collateral Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

5.2.         Communications with Obligors; Grantors Remain Liable.

(a)          The Collateral Agent in its own name, its designee’s, or in the name of the applicable Grantor may at any time after the occurrence and during the continuance of an Event of Default, or if the Collateral Agent believes, in good faith, that any information as to Receivables provided by such Grantor is incorrect in any material respects communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Collateral Agent’s satisfaction the existence, amount and terms of any Receivables or Contracts.

(b)         Upon the request of the Collateral Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall promptly notify obligors of the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Collateral Agent for the benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Collateral Agent.

(c)         Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto.  No Secured Party shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

5.3.         Pledged Stock.

(a)         Unless an Event of Default shall have occurred and be continuing, each Grantor shall be permitted to receive dividends and other distributions in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business or otherwise as a result of the exercise of reasonable business judgment of the relevant Issuer, to the extent permitted by the Credit Agreement, and to exercise all voting and other rights with respect to the Investment Property; provided, that (i) no vote shall be cast or other organizational right exercised or other action taken which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Credit Document, and (ii) any such dividends and other distributions or payments shall be Collateral and subject to the terms of this Agreement.

(b)        If an Event of Default shall have occurred and be continuing, (i) the Collateral Agent shall have the right to receive any and all dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Secured Obligations in the order set forth in Section 5.02(f) of the Credit Agreement, and (ii) at the election of the Collateral Agent, any or all of the Investment Property shall be registered in the name of the Collateral Agent or its nominee, and (iii) the Collateral Agent or its nominee may exercise (1) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (2) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange, at its discretion, any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Collateral Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Collateral Agent may determine), all without liability except to account for property actually received by it, but the Collateral Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c)          Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Collateral Agent in writing that (1) states that an Event of Default has occurred and is continuing and (2) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying and shall have no duty or right to inquire as to the Collateral Agent’s authority to give such instruction, and (ii) when required hereby, pay any dividends or other payments with respect to the Investment Property directly to the Collateral Agent during the continuance of an Event of Default.

5.4.          Proceeds to be Turned Over to Collateral Agent.  In addition to the rights of the Collateral Agent specified in Section 5.1 with respect to payments of Receivables, if an Event of Default shall have occurred and be continuing and the Collateral Agent shall so notify the Grantor in question all collections on such Receivables shall forthwith (and in any event within two (2) Business Days), upon receipt by such Grantor, be turned over to the Collateral Agent in the exact form received by such Grantor (duly endorsed by such Grantor to the Collateral Agent, if required).  All Proceeds received by the Collateral Agent hereunder shall be held by the Collateral Agent in a Collateral Account maintained under its sole dominion and control.  All Proceeds, while held by the Collateral Agent in a Collateral Account (or by such Grantor for the benefit of the Secured Parties), shall continue to be held as Collateral for all the Secured Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.

5.5.        Application of Proceeds.  If an Event of Default shall have occurred and be continuing, at the Collateral Agent’s election, the Collateral Agent may, at any such time, apply all or any part of the Proceeds of Collateral, whether or not held in any Collateral Account, in payment of the Secured Obligations in the order set forth in Section 5.02(f) of the Credit Agreement.

5.6.         UCC and Other Remedies.  If an Event of Default shall have occurred and be continuing, the Collateral Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the UCC or any other Applicable Law.  Without limiting the generality of the foregoing, the Collateral Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below or as otherwise required herein) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such commercially reasonable terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit, or for future delivery, without assumption of any credit risk.  Any Secured Party shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase (for cash, pursuant to a credit bid, or otherwise) the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released.  Each Grantor further agrees, at the Collateral Agent’s request, to assemble the Collateral and make it available to the Collateral Agent at places which the Collateral Agent shall reasonably select, whether at such Grantor’s premises or elsewhere.  The Collateral Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Secured Obligations in accordance with Section 5.5, and only after such application and after the payment by the Collateral Agent of any other amount required by any provision of law, including, without limitation, Section 9‑615(a)(3) of the UCC, need the Collateral Agent account for the surplus, if any, to any Grantor.  Each Grantor hereby acknowledges that the Secured Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall have occurred and be continuing, Collateral Agent shall have the right to an immediate writ of possession without notice of a hearing.  Collateral Agent shall have the right to the appointment of a receiver for the properties and assets of each Grantor, and each Grantor hereby consents to such rights and such appointment and hereby waives any objection such Grantor may have thereto or the right to have a bond or other security posted by Collateral Agent.  To the extent permitted by Applicable Law, each Grantor waives all claims, damages and demands it may acquire against any Secured Party arising out of the exercise by them of any rights hereunder.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.

5.7.         Sales of Pledged Stock.

(a)          Each Grantor recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof.  Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that selling collateral in a private sale as opposed to a public sale shall not be deemed to make such sale other than in a commercially reasonable manner.  The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(b)          Each Grantor agrees to use commercially reasonable efforts to promptly do or cause to be done all such other acts requested by the Collateral Agent as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.7 valid and binding and in compliance with any and all other Applicable Laws; provided that no Grantor shall be required to take or cause to take any action to register any Pledged Stock for public sale under the Securities Act or applicable state securities laws.

5.8.          Waiver; Deficiency.  Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorneys employed by any Secured Party to collect such deficiency.

5.9.          Grant of License.  For the purpose of enabling the Collateral Agent to exercise the rights and remedies under this Article V at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral), each Grantor hereby (a) grants to the Collateral Agent, for the benefit of the Collateral Agent and the other Secured Parties, an irrevocable (during the term of this Agreement), non-exclusive worldwide license (exercisable only during the continuance of an Event of Default and without payment of royalty or other compensation to any Grantor or any other Person) in Intellectual Property included in the Collateral, including in such license the right to use, license, sublicense or practice any such Intellectual Property or any Permit now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof (provided that, with respect to Software and programs owned by a third party and licensed to such Grantor, such access is not prohibited under the applicable license agreement between such third party and such Grantor) and (b) irrevocably agrees that the Collateral Agent may (in its own name or with the name of Grantor) sell any of such Grantor’s Inventory directly to any person, including without limitation persons who have previously purchased such Grantor’s Inventory from such Grantor and in connection with any such sale or other enforcement of the Collateral Agent’s rights under this Security Agreement, may sell Inventory which bears any Trademark owned by or licensed to such Grantor and any Inventory that is covered by any Copyright owned by or licensed to such Grantor or any Inventory or Permit and the Collateral Agent may (but shall have no obligation to) finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such Inventory as provided herein; provided, however, that nothing in this Section 5.9 shall require a Grantor to grant any license that is prohibited by any rule of law, statute or regulation or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation under any contract, license, agreement, instrument or other document evidencing, giving rise to a right to use or therefore granted with respect to such property; provided, further, that such licenses granted hereunder with respect to Trademarks shall be subject to the maintenance of quality standards with respect to the goods and services on which such Trademarks are used sufficient to preserve the validity of such Trademarks.

SECTION 6.  THE COLLATERAL AGENT

6.1.          Collateral Agent’s Appointment as Attorney-in-Fact, etc.

(a)          Each Grantor hereby irrevocably appoints the Collateral Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, upon the occurrence and during the continuation of any Event of Default, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Collateral Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following actions upon the occurrence and during the continuation of any Event of Default, in each case at the Collateral Agent’s sole option until the Termination Date:

(i)          in the name of such Grantor or its own name, or otherwise, take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Collateral Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii)         to enforce all of such Grantor’s rights under and pursuant to all agreements with respect to the Collateral, all for the sole benefit of the Collateral Agent (for the benefit of the Secured Parties) as contemplated hereby and under the other Credit Documents and to enter into such other agreements as may be necessary or appropriate in the judgment of the Collateral Agent;

(iii)     in the case of any Intellectual Property that constitutes Collateral, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Secured Parties’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iv)        pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs to the Collateral and obtain any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof, which amounts shall constitute Secured Obligations;

(v)        execute, in connection with any sale provided for in Sections 5.6 or 5.7, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;

(vi)       (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Collateral Agent or as the Collateral Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Collateral Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark that constitutes Collateral (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Collateral Agent shall in its sole discretion determine; (8) perform any obligations of any Grantor under any Contract; and (9) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Collateral Agent were the absolute owner thereof for all purposes, and do, at the Collateral Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Collateral Agent deems necessary to protect, preserve or realize upon the Collateral and the Secured Parties’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do;

(vii)     exercise the voting and all other rights (whether economic, statutory or contractual (including, without limitation, rights set forth in any limited liability company agreement) as a holder, manager and/or member with respect thereto to the Pledged Stock, or sign an instrument in writing, causing or sanctioning the transfer of any or all of the Pledged Stock into the name of the Secured Parties or into the name of any nominee or transferee including, without limitation, to any nominee or transferee to whom the Pledged Stock or any part thereof may be sold pursuant to this Agreement; and

(viii)     to execute such other and further mortgages, pledges and assignments of the Collateral, and related instruments or agreements, as the Collateral Agent may reasonably require for the purpose of perfecting, protecting, maintaining or enforcing the security interests granted to the Collateral Agent (for the benefit of the Secured Parties) hereunder and under the other Credit Documents.

(b)          If any Grantor fails to perform or comply with any of its agreements contained herein or in any other Credit Document and an Event of Default is continuing, the Collateral Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c)         The expenses of the Collateral Agent incurred in connection with actions undertaken as provided in this Section 6.1 together with interest thereon at a rate per annum equal to the highest interest rate applicable under the Credit Agreement, from the date of payment by the Collateral Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Collateral Agent on demand.

(d)          In addition to each of the foregoing and any other rights of Collateral Agent as set forth herein or in any other Credit Documents, each Grantor grants to Collateral Agent (through itself, its representatives, designees or agents), an IRREVOCABLE PROXY, exercisable upon the occurrence and during the continuance of an Event of Default, to vote all or any part of such Grantor’s Pledged Stock from time to time, in each case in any manner Collateral Agent deems advisable in its sole discretion, either for or against any or all matters submitted, or which may be submitted to a vote of shareholders, partners, managers or members or in any action by written consent or corporate resolution, as the case may be, and to exercise all other rights, powers, privileges, and remedies to which any such shareholders, partners, managers or members would be entitled (including, without limitation, giving or withholding written consents, ratifications, and waivers with respect to the Pledged Stock, calling special meetings of the holders of the Pledged Stock of any Issuer and voting at such meetings).  To the extent permitted by Applicable Law, the IRREVOCABLE PROXY granted hereby is effective automatically without the necessity that any other action (including, without limitation, that any transfer of any of the Pledged Stock be recorded on the books of the relevant Credit Party or Issuer) be taken by any Person (including the relevant Credit Party or Issuer of any Pledged Stock or any officer or agent thereof), is coupled with an interest, and shall be irrevocable, shall survive the bankruptcy, dissolution or winding up of any relevant Grantor, and shall terminate only on the Termination Date. Each Grantor covenants and agrees that prior to the expiration of such IRREVOCABLE PROXY pursuant to Applicable Law, if applicable, such Grantor will reaffirm such irrevocable proxy in a manner reasonably satisfactory to the Collateral Agent.  Notwithstanding the foregoing, Collateral Agent shall only exercise the irrevocable proxy set forth in this Section 6.1(d) while any Event of Default has occurred and/or is continuing, and immediately upon waiver of such Event of Default (and so long as no separate or future Event of Default has occurred and/or is continuing), shall immediately (or take all reasonably necessary actions available) discontinue exercise of such irrevocable proxy. Such appointment of the Collateral Agent as proxy and attorney-in-fact shall be valid, irrevocable and continue in full force and effect as provided herein notwithstanding any limitations to the contrary set forth in the certificate of incorporation, certificate of formation, articles of organization, by-laws, limited liability company agreements or other organizational documents of any Grantor or Issuer or corporate or limited liability company law, as applicable, of any state of organization or formation of any Grantor or Issuer.  Upon the written request of the Collateral Agent, such Grantor agrees to deliver to the Collateral Agent, on behalf of the Collateral Agent and the other Secured Parties, such further evidence of such irrevocable proxy or such further irrevocable proxies to enable the Secured Party to vote the Pledged Stock upon the occurrence and during the continuance of an Event of Default.

(e)        Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.  All powers, proxies, authorizations and agencies contained in this Agreement are coupled with an interest and are IRREVOCABLE until this Agreement is terminated and the security interests created hereby are released (and shall survive the bankruptcy, dissolution or winding up of any relevant Grantor).

6.2.        Duty of Collateral Agent.  The Collateral Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Collateral Agent deals with similar property for its own account.  No Secured Party nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof.  The powers conferred on the Secured Parties hereunder are solely to protect the Secured Parties’ interests in the Collateral and shall not impose any duty upon any Secured Party to exercise any such powers.  The Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

6.3.        Financing Statements.  Pursuant to any Applicable Law, each Grantor authorizes the Collateral Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral in such form and in such offices as the Collateral Agent determines appropriate to perfect the security interests of the Collateral Agent under this Agreement.  Each Grantor authorizes the Collateral Agent to use the collateral description “all personal property”, “all assets” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC or the Uniform Commercial Code of any other applicable state, in any such financing statements.

6.4.         Authority of Collateral Agent.  Each Grantor acknowledges that the rights and responsibilities of the Collateral Agent under this Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Grantors, the Collateral Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 7.  MISCELLANEOUS

7.1.       Amendments in Writing.  None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 12.01 of the Credit Agreement; provided that the Schedules to this Agreement may be amended or supplemented by any Grantor at any time by delivering such amended or supplemented schedule to the Collateral Agent.

7.2.        Notices.  All notices, requests and demands to or upon the Collateral Agent or any Grantor hereunder shall be effected in the manner provided for in Section 12.02 of the Credit Agreement.

7.3.        No Waiver by Course of Conduct; Cumulative Remedies.  No Secured Party shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default.  No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion.  The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

7.4.        Successors and Assigns.  This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their successors and assigns; provided, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent.

7.5.         Set-Off and Recoupment.  Each Grantor hereby irrevocably authorizes the Collateral Agent and each Secured Party at any time and from time to time after the occurrence and during the continuance of an Event of Default, upon any amount becoming due and payable by such Grantor hereunder (whether at the stated maturity, by acceleration or otherwise), to set-off and/or apply against such amount any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Collateral Agent or such Secured Party may elect, against and on account of the obligations and liabilities of such Grantor to the Collateral Agent or such Secured Party hereunder and claims of every nature and description of the Collateral Agent or such Secured Party against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Credit Document or otherwise, as the Collateral Agent or such Secured Party may elect, whether or not any Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  Each Secured Party, or Collateral Agent on their behalf, shall notify such Grantor promptly of any such set-off and/or application made by such Secured Party of the proceeds thereof; provided, that the failure to give such notice shall not affect the validity of such set-off and/or application.  The rights of each Secured Party under this Section 7.5 are in addition to other rights and remedies (including, without limitation, other rights of set-off and recoupment) which such Secured Party may have and are subject to any applicable limitations set forth in the Credit Agreement.

7.6.      Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy, PDF and/or in any other electronic form), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

7.7.       Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

7.8.       Section Headings.  The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

7.9.         Integration.  This Agreement and the other Credit Documents represent the entire agreement of the Grantors and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by any party hereto relative to the subject matter hereof and thereof not expressly set forth or referred to herein or in the other Credit Documents.

7.10.   GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.11.       Submission To Jurisdiction; Waivers.  Each party hereto hereby irrevocably and unconditionally:

(a)          submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Credit Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non‑exclusive general jurisdiction of the courts of the State of New York sitting in New York County, the courts of the United States District Court for the Southern District of New York, and appellate courts from any thereof;

(b)          consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court, and agrees not to plead or claim the same;

(c)          agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at the address provided for in Section 7.2;

(d)          agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)          waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 7.11 any special, exemplary, punitive or consequential damages.

7.12.       Acknowledgements.  Each party hereto hereby acknowledges that:

(a)          it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Credit Documents to which it is a party;

(b)          no Secured Party has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between the Grantors, on the one hand, and the Secured Parties, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)         no joint venture is created hereby or by the other Credit Documents or otherwise exists by virtue of the transactions contemplated hereby among the Secured Parties or among the Grantors and the Secured Parties.

7.13.      Additional Grantors.  Each Subsidiary of any Credit Party that is required to become a party to this Agreement pursuant to Section 8.11 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex I hereto.

7.14.       Releases of Grantors and Liens.

(a)          Notwithstanding anything to the contrary contained herein or in any other Credit Document, the Collateral Agent is hereby irrevocably authorized by each Secured Party (without requirement of notice to or consent of any Secured Party except as expressly required by Section 12.01 of the Credit Agreement) to take any action requested by the Grantor having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Credit Document or that has been consented to in accordance with Section 12.01 of the Credit Agreement, or (ii) under the circumstances described in paragraph (b) below.

(b)          On the Termination Date, the Collateral shall be released from the Liens created by this Agreement and the other Security Documents, and this Agreement and the other Security Documents and all obligations (other than Unasserted Contingent Obligations) of the Collateral Agent and each Grantor under this Agreement and the other Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person.  Upon any sale or other transfer by any Grantor of any Collateral that is permitted under the Credit Agreement or, upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral in accordance with Section 12.01 of the Credit Agreement, the Security Interest in such Collateral shall be automatically released (subject to the limitations of Section 12.19(c) of the Credit Agreement). A Subsidiary Grantor shall automatically be released from its obligations hereunder and the security interests created hereunder in the Collateral of such Subsidiary Grantor shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Grantor becomes an Excluded Subsidiary (subject to the limitations of Section 12.19(c) of the Credit Agreement).

(c)         In each case as specified in this Section 7.14, the Collateral Agent will (and each Lender irrevocably authorizes and directs the Collateral Agent to), at the Grantors’ request and expense, (i) execute and deliver or authorize the filing of any termination or amendment statements, lien releases, discharges of security interests, and other similar discharge or release documents (and, if applicable, in recordable form) as are reasonably necessary to release, as of record, the Collateral Agent’s Liens and all notices of security interests and liens previously filed by the Collateral Agent, (ii) deliver all applicable possessory collateral in the Collateral Agent’s possession, custody or control to the Administrative Borrower (or the Administrative Borrower’s designee), and (iii) execute and deliver to the applicable Credit Party such other documents as such Credit Party may reasonably request to evidence the release of such item of Collateral or obligation from the assignment, lien or security interest granted under the Security Documents, in each case in accordance with the terms of the Credit Documents and this Section 7.14.

7.15.     WAIVER OF JURY TRIAL.  EACH GRANTOR AND, BY ACCEPTANCE OF THE BENEFITS HEREOF, THE COLLATERAL AGENT AND EACH SECURED PARTY, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Signature Page Follows.]

IN WITNESS WHEREOF, each of the undersigned has caused this Security Agreement to be duly executed and delivered as of the date first above written.

ADMA BIOLOGICS, INC.,
as a Grantor

By:	/s/ Brian Lenz
Name: Brian Lenz
Title: Executive Vice President, Chief Financial Officer, Secretary and Treasurer

ADMA BIOMANUFACTURING, LLC,
as a Grantor

By:	/s/ Brian Lenz
Name: Brian Lenz
Title: Executive Vice President and Chief Financial Officer

ADMA PLASMA BIOLOGICS, INC.,
as a Grantor

By:	/s/ Brian Lenz
Name: Brian Lenz
Title: Executive Vice President, Chief Financial Officer and Treasurer

ADMA BIOCENTERS GEORGIA INC.,
as a Grantor

By:	/s/ Brian Lenz
Name: Brian Lenz
Title: Executive Vice President, Chief Financial Officer, General Manager and Treasurer

[Signature Page to Security Agreement]

ACCEPTED:

ARES CAPITAL CORPORATION,
as Collateral Agent

By:	/s/ M. Kort Schnabel
Name: /s/ M. Kort Schnabel
Title: Authorized Signatory

[Signature Page to Security Agreement]